CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated September 29, 2004, with respect to the financial statements and financial highlights of the AmSouth Balanced Fund, AmSouth Florida Tax Exempt Income Fund, AmSouth Select Equity Fund, AmSouth Government Income Fund, AmSouth International Equity Fund, AmSouth Institutional Prime Obligations Money Market Fund, and AmSouth Treasury Reserve Money Market Fund included in the AmSouth Funds Annual Report for the year ended July 31, 2004, in Post-Effective Amendment No. 43 to the Registration Statement (Form N-1A, 1933 Nos. 33-21660) of the AmSouth Funds, as filed with the Securities and Exchange Commission on December 1, 2004 (Accession No. 0000898432-04-000999), into the Pre-Effective Amendment Number 2 to the Registration Statement (Form N-1A, No. 333-126384) of the Pioneer Series Trust IV.





                                                          ERNST & YOUNG LLP

Columbus, Ohio
September 20, 2005